UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC  20549

                                  ----------------

                                      FORM 8-K

                                   CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  September 14, 2006

                             ADM Tronics Unlimited, Inc.
               (Exact name of registrant as specified in its charter)


          Delaware                  00-17629                22-1896032
       (State or other           (Commission             (IRS Employer
        jurisdiction of           File Number)            Identification No.)
        incorporation)




                   224 Pegasus Avenue, Northvale, New Jersey 07647
                  (Address of principal executive offices) (Zip Code)


                                   (201) 767-6040
                            Registrant's Telephone Number


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the
   Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).











Item 7.01. Regulation FD Disclosure.

On September 14, 2006, Ivivi Technologies, Inc., a subsidiary of ADM Tronics Unlimited, Inc., filed an amendment to its Registration Statement on Form SB-2 (the "Registration Statement") which included the following disclosure:

"On September 13, 2006, we reached a nonbinding agreement in principle with a prospective strategic partner, a global healthcare company that discovers, develops and commercializes pharmaceutical and medical device products in specialty markets, for the distribution of our products used in plastic and reconstructive surgery. We currently intend to negotiate a definitive agreement pursuant to which we would grant the strategic partner the exclusive right to market and sell our products to certain healthcare professionals in the plastic and reconstructive surgery markets throughout the world.

Under the proposed terms, we would receive an up-front cash license fee and cash milestone payments and royalties in respect of sales of our products. The initial term of the definitive agreement would be for a period of eight years; however, we would have the right to terminate the exclusive rights granted by us thereunder if certain minimum sales and royalty requirements are not met. The definitive agreement would include such other terms and conditions as are customary for agreements of this type, including, among others, provisions regarding regulatory responsibilities, audit rights, insurance, indemnification, confidentiality and termination.

We cannot assure you that we will be able to negotiate a definitive agreement on terms acceptable to us in a timely manner or at all."



In addition, the following risk factor was also included in the Registration
Statement:

"Although we have reached a nonbinding agreement in principle for the distribution of our products used in plastic and reconstructive surgery with a global healthcare company, we may not be able to finalize a definitive agreement in a timely manner or at all.

On September 13, 2006, we reached a nonbinding agreement in principle for the distribution of our products related to plastic and reconstructive surgery with a global healthcare company that discovers, develops and commercializes pharmaceutical and medical device products in specialty markets. However, the nonbinding agreement in principle is a mere statement of intention and is subject to various conditions, including the negotiation and execution of a binding definitive agreement. Accordingly, there can be no assurance that we will be able to negotiate a definitive agreement on terms acceptable to us in a timely manner or at all."


In accordance with General Instructions B.2 of Form 8-K, the information in this Current Report on Form 8-K under Item 7.01, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.



                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ADM Tronics Unlimited, Inc.

                                         By:   /s/ Andre' DiMino
                                         Name:     Andre' DiMino
                                         Title:    President

Dated: September 14, 2006